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PROGENICS PRESENTS NOVEL MULTIPLEX PI3-KINASE INHIBITORS AT AMERICAN ASSOCIATION FOR CANCER RESEARCH CONFERENCE ON PROTEIN TRANSLATION AND CANCER

Tarrytown, NY and Coronado, CA, February 4, 2010 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced the presentation of preclinical data on a series of novel compounds that simultaneously blocked two critical pathways involved in the growth and survival of cancer cells. The compounds were identified as part of the Company’s ongoing oncology drug discovery efforts. The data are being presented in both oral and poster sessions at the American Association for Cancer Research (AACR) conference on Protein Translation and Cancer in Coronado, CA.

“Progenics’ identification of these small-molecule compounds as part of our discovery program underscores our long-standing commitment to oncology drug development,” stated Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer of Progenics. “In laboratory studies, the synthetic, small-molecule compounds blocked both phosphoinositide 3-kinase (PI3K), which is a key regulator of one molecular signaling pathway, and MNK, an oncogenic kinase in the Ras pathway.  We look forward to exploring the therapeutic potential of this series of compounds which are being optimized for clinical development.”

“Our findings add to a growing body of scientific evidence that demonstrates the importance of blocking both the PI3K and Ras pathways at once,” said William C. Olson, Ph.D., Senior Vice President, Research and Development at Progenics. “These interlinked cellular pathways are directly involved in a variety of difficult-to-treat cancers. The cancer cells become dependent on each of these pathways, such that when one pathway is blocked, the cells often adjust to use the other pathway. Blocking both pathways simultaneously can switch off oncogenic signaling altogether and therefore holds great promise as a strategy to combat some of our most aggressive forms of cancer.”

Multiplex PI3K inhibitors: Summary of results

The multiplex PI3K inhibitors discovered by Progenics constitute a novel series of synthetic, drug-like compounds that, in vitro, demonstrated potent activity against diverse tumor cells, including those derived from lung, colon, liver, breast, prostate and pancreatic cancers. Activity was demonstrated against both PI3K and MNK, an oncogenic kinase in the Ras pathway.  Kinases are enzymes that modify other molecules by chemically adding phospate groups to them (phosphorylation). Phosphorylation frequently results in a change in the biological activity of molecules.  In in vitro assays, the multiplex PI3K inhibitor compounds exhibited potent cell-eradicating activity against cancer cells containing activating mutations in either or both the PI3K and Ras pathways. In addition to blocking PI3K- and Ras-dependent signaling in cells, the compounds selectively blocked expression of critical growth and survival proteins that are associated with cancer, without altering the expression of “housekeeping” proteins that are associated with normal cellular functions.

The presentation, entitled, “Novel Multiplex PI3-Kinase Inhibitors Potently Inhibit Ras-mutated Tumors via Suppression of eIF-4E-mediated Protein Translation” is scheduled for oral presentation in a plenary session at the AACR Conference on Protein Translation and Cancer on Saturday, February 6th by Mark Hamilton, Ph.D., Investigator, Drug Discovery at Progenics. These data are also being presented at the Conference in a poster session today. A copy of the poster can be accessed via the following link:

http://www.progenics.com/eventdetail.cfm?eventid=77659

About the PI3K and Ras pathways

The PI3K and Ras pathways are targets of significant interest for cancer drug development due to their prominent roles in human cancer. The pathways relay molecular signals that promote tumor growth, survival, and resistance to chemotherapy. Both pathways frequently undergo a variety of activating alterations, including oncogenic mutations, gene amplifications and loss of tumor-suppressor genes. Ras-mutant tumors represent approximately a third of all human tumors and are largely refractory to treatment with existing drugs. The PI3K and Ras pathways are interlinked through crosstalk, feedback mechanisms and points of convergence in tumor cells. A key point of convergence is the step of protein translation, where both pathways can contribute to the overproduction of critical growth and survival factors that are associated with cancer.

About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, virology and oncology. Progenics is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced side effects. RELISTOR is currently approved in over 30 countries, including the U.S., E.U. member countries, Canada, Australia and Brazil; marketing applications are pending elsewhere throughout the world. Progenics is pursuing strategic alternatives for RELISTOR, including licensing, collaboration, strategic alliances and U.S. commercialization or co-promotion, following termination of its 2005 collaboration with Wyeth Pharmaceuticals, which is continuing manufacturing, sales, marketing, and certain development and regulatory activities for RELISTOR during the transition. Ono Pharmaceutical Co., Ltd. has an exclusive license from Progenics for development and commercialization of subcutaneous RELISTOR in Japan. In the area of virology, Progenics is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody which binds to co-receptor CCR5 to inhibit human immunodeficiency virus (HIV) infection. PRO 140 is currently in phase 2 clinical testing. The Company’s hepatitis C virus discovery program seeks to identify novel inhibitors of HCV entry. In oncology, the Company is conducting a phase 1 clinical trial of a human monoclonal antibody-drug conjugate (ADC), in which the antibody is a selectively targeted, chemotherapeutic, human monoclonal antibody directed against prostate-specific membrane antigen (PSMA). PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. Progenics is also conducting phase 1 clinical trials with vaccines designed to treat prostate cancer by stimulating an immune response to PSMA in immunized subjects.

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words “anticipates,” “plans,” “expects” and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development might reduce the commercial potential of our products; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends; potential product liability; intellectual property, litigation, environmental and other risks; the risk that we may not be able to enter into favorable collaboration or other relationships or that existing or future relationships may not proceed as planned; the risk that current and pending patent protection for our products may be invalid, unenforceable or challenged, or fail to provide adequate market exclusivity, or that our rights to in-licensed intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

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Editor’s Note:
For further information, please visit www.progenics.com